                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14 (a)
                    of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6 (e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                USA TRUCK, INC.
                (Name of Registrant as Specified In Its Charter)

                                 -------------

   (Name of Person (s) Filling Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:
       .......................................................................
    2) Aggregate number of securities to which transaction applies:
       .......................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       .......................................................................
    4) Proposed maximum aggregate value of transaction:
       .......................................................................
    5) Total fee paid:
       .......................................................................

[ ] Fee paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11 (a) (2) identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
        ......................................................................
    2)  Form, Schedule or Registration Statement No.:
        ......................................................................
    3)  Filing Party:
        ......................................................................
    4)  Date Filed:
        ......................................................................

                                    [LOGO]


                                USA TRUCK, INC.

                           3108 INDUSTRIAL PARK ROAD
                           VAN BUREN, ARKANSAS 72956


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1997

To the Stockholders of USA Truck, Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders of USA Truck, Inc. (the "Company") will be held at the corporate offices of the Company at 3200 Industrial Park Road, Van Buren, Arkansas 72956, on Wednesday, May 7, 1997 at 10:00 a.m., local time, for the following purposes:

1. To elect three (3) Class II directors for terms expiring at the 2000 Annual Meeting of Stockholders.

2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only holders of record of the Company's Common Stock at the close of business on March 10, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

    The Company's Proxy Statement is submitted herewith. The Annual Report for the year ended December 31, 1996 is being mailed to stockholders simultaneously with the mailing of this Notice and Proxy Statement.

                                     By Order of the Board of Directors


                                     JERRY D. ORLER
                                     Secretary

Van Buren, Arkansas
April 4, 1997

                            YOUR VOTE IS IMPORTANT.

   YOU ARE URGED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

                                USA TRUCK, INC.
                           3108 INDUSTRIAL PARK ROAD
                           VAN BUREN, ARKANSAS 72956

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1997

    This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The mailing address of the Company is 3108 Industrial Park Road, Van Buren, Arkansas 72956, and its telephone number is (501) 471-2500.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no special compensation therefor, may solicit proxies in person or by telephone or telegraph. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock of the Company.

    The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 4, 1997.

                             REVOCABILITY OF PROXY

    Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked by delivery of written notice of revocation to Jerry D. Orler, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting. If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein. If no direction is given, such shares will be voted for election of the nominees for director set forth herein.

                      OUTSTANDING STOCK AND VOTING RIGHTS

    The Board of Directors has fixed the close of business on March 10, 1997 as the record date for determining the stockholders having the right to notice of and to vote at the Annual Meeting. As of the record date, 9,332,336 shares of Common Stock were outstanding. Each stockholder will be entitled to one vote for each share of Common Stock owned of record on the record date. The stock transfer books of the Company will not be closed. Stockholders are not entitled to cumulative voting with respect to the election of directors. The holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, are necessary to constitute a quorum.

     As of February 28, 1997, the only stockholders known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, the Company's only class of voting securities, were as follows:


                       Number of Shares
                        of Common Stock          Percent
         Name         Beneficially Owned        of Class
         ----         ------------------        --------

Robert M. Powell         2,382,900(1)             25.6%
James B. Speed           2,167,539(2)             23.2%

(1) The amount shown includes 2,000 shares of Common Stock held by Mr. Powell's wife (of which Mr. Powell disclaims beneficial ownership).

(2) The amount shown includes 63,343 shares of Common Stock held by Mr. Speed's wife (of which Mr. Speed disclaims beneficial ownership).

The address of Mr. Powell and Mr. Speed is 3108 Industrial Park Road, Van Buren, Arkansas 72956.

                REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

     The nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions or broker non-votes will have no effect on the election of directors.

     As indicated in the table under the heading "Election of Directors," the directors and executive officers of the Company beneficially owned more than 56% of the outstanding shares of the Company's Common Stock as of the record date and therefore collectively have the ability to control the outcome of the vote on the election of directors at the Annual Meeting.

                             ELECTION OF DIRECTORS

    The Restated and Amended Certificate of Incorporation of the Company provides that there shall be eight directors, subject to change in accordance with the bylaws, classified into three classes, and that members of the three classes shall be elected to staggered terms of three years each. In accordance with the bylaws, the number of directors constituting the entire Board has been decreased to seven. The Board of Directors presently consists of six persons.
J. Gordon Watson resigned as a director effective June 12, 1996, and since that date there has been a vacancy in Class I of the Board of Directors. Such vacancy will remain indefinitely, until the Company has found an individual who has the experience and qualifications necessary to serve as an effective member of the Company's Board of Directors.

    The current terms of office of the three Class II directors will expire at the 1997 Annual Meeting and each of such directors has been nominated for re-election at the meeting for a term expiring at the 2000 Annual Meeting:

                                    CLASS II
                               TERM EXPIRING 2000
                             ----------------------

                             Roland S. Boreham, Jr.
                                George R. Jacobs
                                 Jerry D. Orler

     Proxies may not be voted at the 1997 Annual Meeting of Stockholders for more than three nominees for election as directors. Each of the nominees has consented to serve if elected and, if elected, will serve until the 2000 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

     Class I and Class III directors are currently serving terms expiring in 1999 and 1998, respectively. The Class I director is Jim L. Hanna and the Class III directors are James B. Speed and Robert M. Powell.

     All duly submitted and unrevoked proxies will be voted FOR the nominees listed above, unless otherwise instructed. It is expected that these nominees will be available for election, but if for any unforeseen reason any such nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Board of Directors.

     The following table sets forth certain information with respect to each nominee, each executive officer named in the Summary Compensation Table, each current director of the Company and all directors and executive officers as a group, including the name, age and term of office as a director for each individual and the beneficial ownership of Common Stock of the Company as of February 28, 1997 for each individual and the group. Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him.

                                                                      COMMON STOCK
                                                                   BENEFICIALLY OWNED
                                                                   ------------------
                                                DIRECTOR          NO. OF             PERCENT
     NAME                           AGE          SINCE           SHARES*            OF CLASS
     ----                           ---          -----           -------            --------

Robert M. Powell                     62           1985         2,382,900(1)           25.6%

James B. Speed                       63           1988         2,167,539(2)           23.2%

George R. Jacobs **                  54           1986           379,154(3)            4.1%

Jerry D. Orler **                    54           1988           378,411(4)            4.1%

Roland S. Boreham, Jr. **            72           1992            10,000                   (5)

Jim L. Hanna                         62           1992            17,000                   (5)

Patrick N. Majors                    35             --               849                   (5)


All directors and
executive officers
as a group (8 persons)                                         5,335,853(6)           56.9%

------------
* All fractional shares (which were acquired through participation in the Company's Employee Stock Purchase Plan) have been rounded down to the nearest whole share.

**   Current nominee for re-election as a director.

(1) The amount shown includes 2,000 shares of Common Stock held by Mr. Powell's wife (of which Mr. Powell disclaims beneficial ownership).

(2) The amount shown includes 63,343 shares of Common Stock held by Mr. Speed's wife (of which Mr. Speed disclaims beneficial ownership).

(3) The amount shown includes (a) 100,000 shares of Common Stock held by Mr. Jacobs' wife (of which Mr. Jacobs disclaims beneficial ownership), (b) 5,000 shares of Common Stock held by Mr. Jacobs as custodian for his minor daughter (of which Mr. Jacobs disclaims beneficial ownership), and (c) 32,000 shares of Common Stock Mr. Jacobs has the right to acquire pursuant to presently exercisable options.

(4) The amount shown includes (a) 166,000 shares of Common Stock held by Mr. Orler's wife (of which Mr. Orler disclaims beneficial ownership), (b) 5,000 shares of Common Stock held by Mr. Orler's wife and her parents (of which Mr. Orler disclaims beneficial ownership), and (c) 16,000 shares of Common Stock Mr. Orler has the right to acquire pursuant to presently exercisable options.

(5)  The amount represents less than 1% of the outstanding shares of Common
     Stock.

(6) Includes 48,000 shares of common stock the directors and executive officers have the right to acquire pursuant to presently exercisable options.

    Robert M. Powell has served as President and Chief Executive Officer ("CEO") of the Company since December 1988, and as a director since 1985. He was employed by ABF Freight System, Inc. ("ABF Freight"), a national trucking company, or Arkansas Best Corporation, the parent company of ABF Freight, for 28 years, most recently as Senior Vice President of Arkansas Best Corporation from 1979 to December 1988. He served as Executive Vice President of ABF Freight from 1973 to 1985 and as Vice President, Operations of ABF Freight from 1970 to 1973.

    James B. Speed has served as a director and Chairman of the Board since December 1988. He was employed by ABF Freight for more than 20 years, most recently as President and a director from 1967 through 1979. He also served as a director and Vice President of Arkansas Best Corporation from 1966 to 1979.

    Jerry D. Orler has served as a director of the Company since December 1988, as Vice President, Finance and Chief Financial Officer ("CFO") since January 1989 and as Secretary of the Company since February 1992. He also served as Treasurer of the Company from 1989 to November 1993. Prior to 1989, he was employed by Arkansas Best Corporation and its subsidiaries for 24 years, most recently by Riverside Furniture Corporation, a furniture manufacturer, as Senior Vice President of National Account Sales from 1987 through 1988. Mr. Orler is a Certified Public Accountant.

    George R. Jacobs has served as a director of the Company since December 1986 and served as Vice President, Maintenance and Administration of the Company from January 1989 until June 1996, at which time he was elected Vice President, Operations. He served as President of the Company from 1986 through December 1988. He was employed by ABF Freight for 19 years, most recently as Vice President of SCAT Division, a truckload operation, from 1982 to 1986. Mr. Jacobs is a director of City National Bank of Fort Smith, Arkansas.

    Roland S. Boreham, Jr. has served as a director of the Company since February 1992. He has been Chairman of the Board of Baldor Electric Company, a manufacturer of electrical motors, since 1981. He also served as Chief Executive Officer of that company from 1978 to November 1992. He served as President of Baldor Electric Company from 1975 to 1978 and has been employed by that company in various capacities since 1961.

    Jim L. Hanna has served as a director of the Company since February 1992. He is the owner of Hanna Oil and Gas Company, an exploration and production company with operations in Arkansas, Oklahoma, Texas and Alberta, Canada. He founded that company in 1965 and has served as its President since that time. Mr. Hanna is a director of Merchants National Bank of Fort Smith, Arkansas. He is also a director of the Independent Petroleum Association of America.

    There is no family relationship between any director or executive officer and any other director or executive officer of the Company.

    In 1996 the Board held five meetings. The Board has a standing Compensation Committee, Audit Committee, Nonemployee Director Stock Option Committee and Stock Option Committee. All members of the Board of Directors attended at least 75% of the meetings of the Board of Directors and committees on which they served.

    The primary purposes of the Compensation Committee are to recommend to the Board matters pertaining to compensation of the Company's executive officers and contributions to the Company's 401(k) Investment Plan. The Compensation Committee met twice in fiscal 1996 and is currently composed of James B. Speed as Chairman, Roland S. Boreham Jr. and Jim L. Hanna. See "Executive Compensation--Report of Compensation Committee on Annual Compensation."

    The Audit Committee meets with representatives of the Company's independent auditors to review the auditors' findings during the conduct of the annual audit and to discuss recommendations with respect to the Company's internal control policies and procedures. The Audit Committee also reviews financial and operating results of the Company. The Audit Committee, composed of Jim L. Hanna (Chairman), Roland S. Boreham, Jr., and James B. Speed, met three times during 1996.

    The Nonemployee Director Stock Option Committee, which was formed and had its first meeting on January 29, 1997, is composed of James B. Speed (Chairman) and Robert M. Powell.

    The Stock Option Committee, which met once during 1996, is composed of Roland S. Boreham, Jr. (Chairman) and Jim L. Hanna.

                               EXECUTIVE OFFICERS

    The executive officers of the Company are James B. Speed, Robert M. Powell, George R. Jacobs, Patrick N. Majors, Jerry D. Orler and A. L. Pierce. Biographical information for each of the executive officers other than Mr. Majors and Mr. Pierce is set forth under the heading "Election of Directors" above.

    Patrick N. Majors has served as Vice President, Sales since April 1995. He joined the Company in September 1991 as an Account Executive in the marketing department. From May 1990 through September 1991 he was employed by PST Vans, Inc., a trucking company, as Regional Sales Director. Mr. Majors has been involved in the transportation industry for 10 years.

    A. L. Pierce has served as Vice President, Human Resources, Insurance and Safety since June 1996. Mr. Pierce had been employed with USA Truck since 1987 in the capacity of Director of Human Resources and Safety and has over 20 years experience in the human resources field.

    All executive officers of the Company are elected annually by the Board of Directors to serve until the next Annual Meeting of the Board and until their respective successors are chosen and qualified.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

    The following paragraphs constitute the report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for fiscal year 1996. In accordance with Securities and Exchange Commission rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the Commission that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such reports.

    The Committee administers the compensation program for executive officers and other management level employees of the Company and makes all related decisions, except that decisions as to the grant of options are made by the Stock Option Committee.

    The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and options granted under the Company's Employee Stock Option Plan (the "Option Plan"). The goals of the program are to give the executive officers incentives to work toward the improved financial performance of the Company and to reward them for their contributions to the Company's success. The program is also designed to retain the Company's key executives, each of whom plays an important role in enabling the Company to maintain its commitment to premium service to its customers and its high standards of efficiency, productivity and safety. For a summary of 1996 compensation, see the Summary Compensation Table under the heading "Executive Compensation Tables" below.

    Annual salaries for the Company's executive officers, including the CEO, are reviewed in October of each year based on a number of factors, both objective and subjective, with any change to be effective on July 1 of the following year. Objective factors considered include increases in the cost of living and the Company's overall historical performance, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's long-term success and of the executives' individual contributions to such success.

    Cash bonuses based on the Company's performance are awarded to the executive officers under an incentive compensation plan. Under this plan, a specified percentage of the Company's pre-tax profit for the year is distributed annually to the executive officers in proportion to their base salaries. In 1996, this percentage was decreased from 10.0 percent to 7.84 percent of pre-tax profit. Thus, whether the executive officers' total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company's performance. For 1996, pre-tax profit decreased by approximately 44% from 1995 and the performance-based bonuses represented approximately 43% of total salary and bonus earned by the executive officers, down from 56% in 1995.

    During 1996, the Stock Option Committee granted incentive stock options, covering 27,000 shares and 15,200 shares, under the Employee Stock Option Plan to two executive officers of the Company. The options covering 27,000 shares vest in five increments, and each increment will be exercisable for a period of two years after vesting. The options covering 15,200 shares vest in five increments, and each increment will be exercisable for a period of one year after vesting. Two other executive officers currently hold incentive stock options granted to them following the completion of the Company's initial public offering in March 1992. Those options will vest in ten increments, and each increment will be exercisable during a period of two years or less. All of these options, which were granted with exercise prices equal to the market value of the Company's Common Stock at the time of grant, will have value to the officers only to the extent that the market value of the Common Stock exceeds the exercise price at the time of exercise. Thus, the Committee believes that the extended vesting schedules and limited exercise periods of the options will encourage the optionees not only to remain with the Company but also to seek to enhance the value of the Company's stock through improvements in the Company's performance and to sustain such improvements throughout the terms of the options.

    Additional elements of the executive officers' compensation, which are not performance-based, are matching contributions by the Company under the Company's 401(k) plan and life insurance premiums paid by the Company on behalf of the executives.

    The CEO's salary is determined based on the factors and analysis described above. Specific factors considered by the Committee in establishing the President's salary include the President's current responsibilities with the Company, certain key performance ratios and his continuing contributions to the successful expansion of the Company's operations and its financial growth over recent periods. Due to existing economic and market conditions, and the corresponding decline in 1996 net income, the Committee determined not to increase salaries for the CEO and other executive officers for 1996.

By the Members of the Compensation Committee:

James B. Speed (Chairman)           Roland S. Boreham         Jim L. Hanna

    J. Gordon Watson was a member of the Compensation Committee until his resignation as a director effective June 12, 1996, and he participated in decisions regarding 1996 executive compensation.

EXECUTIVE COMPENSATION TABLES

    The following table sets forth certain information with respect to annual and long-term compensation paid or awarded to the Company's CEO and the four other most highly compensated executive officers for or with respect to the three fiscal years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                               LONG-TERM
                                                   ANNUAL COMPENSATION        COMPENSATION
                                                   -------------------        ------------
                                                                                 AWARDS
                                                                              ------------
                                                                                SECURITIES        ALL OTHER
                                                   SALARY        BONUS          UNDERLYING      COMPENSATION
 NAME AND PRINCIPAL POSITION              YEAR       ($)         ($)(1)          OPTIONS (#)       ($)(2)
 ---------------------------              ----       ---         ------       ------------      ------------

Robert M. Powell, President and          1996      164,352      121,824            -0-             7,163
CEO                                      1995      164,352      208,491            -0-             7,175
                                         1994      159,702      297,639            -0-             6,425


James B. Speed, Chairman of the          1996      123,264       91,368            -0-             8,279
Board                                    1995      164,352      208,491            -0-             8,141
                                         1994      159,702      297,639            -0-             8,141


George R. Jacobs, Vice President,        1996      131,484       97,461            -0-             5,439
Operations                               1995      131,484      166,796            -0-             5,367
                                         1994      127,764      238,116            -0-             4,617


Jerry D. Orler, Vice President,          1996      131,484       97,461            -0-             5,439
Finance, CFO and Secretary               1995      131,484      166,796            -0-             5,367
                                         1994      127,764      238,116            -0-             4,617


Patrick N. Majors, Vice President,       1996       77,400       57,372         27,000             3,179
Sales                                    1995(3)    63,900       67,959            -0-             1,900


(1) Represents cash bonuses earned by the executive officers pursuant to the Company's Incentive Compensation Plan for services rendered in the years indicated.

(2) The amounts shown for 1996 represent matching contributions under the Company's Employees' Investment Plan in the amount of $3,750 for each of the named executive officers, except Mr. Majors, which was in the amount of $3,065 and the dollar value of life insurance premiums paid by the Company in 1996 for the benefit of Mr. Powell ($3,413), Mr. Speed ($4,529), Mr. Jacobs ($1,689), Mr. Orler ($1,689) and Mr. Majors ($114).

(3)  Mr. Majors was elected an executive officer of the Company in April 1995.

   The following table sets forth certain information relating to options granted under the Company's Employee Stock Option Plan to the named executive officers in 1996.

                           EMPLOYEE STOCK OPTION PLAN
              OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 1996


                                                                                                   POTENTIAL
                                                                                              REALIZABLE VALUE AT
                                                                                           ASSUMED ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION
                                               INDIVIDUAL GRANTS                                 FOR OPTION TERM
                      --------------------------------------------------------------      ---------------------------

                         NUMBER OF         PERCENT OF
                        SECURITIES        TOTAL OPTIONS
                        UNDERLYING         GRANTED TO       EXERCISE
                          OPTIONS         EMPLOYEES IN        PRICE      EXPIRATION
       NAME           GRANTED (#) (1)      FISCAL YEAR       ($/SH)         DATE            5% (2)         10% (3)
       ----           ---------------      -----------       ------         ----            ------         -------

Patrick N. Majors         27,000               43%            10.75       2-28-2002        $100,170       $228,420

--------------

(1) All options are incentive stock options. The options granted to Mr. Majors will vest with respect to 4,000 shares on February 28, 1998, 5,000 shares on February 28, 1999 and in three increments of 6,000 shares each on February 28, 2000 and 2001 and February 1, 2002. The exercise period for each such increment will be two years, except that the exercise periods for the final three increments will end on February 28, 2002. Such options were granted to Mr. Majors on January 31, 1996 at an exercise price equal to the fair market value of the Common Stock on the date of grant.

(2) Based on the hypothetical appreciation of the market price of the Company's Common Stock at an assumed rate of 5%, compounded annually over the respective terms of the options. Such appreciation, if achieved, would result in an increase in the per share market price of the Common Stock from $10.75 to $14.46.

(3) Based on the hypothetical appreciation of the market price of the Company's Common Stock at an assumed rate of 10%, compounded annually over the respective terms of the options. Such appreciation, if achieved, would result in an increase in the per share market price of the Common Stock from $10.75 to $19.21

                                             EMPLOYEE STOCK OPTION PLAN
                                         AGGREGATED OPTION EXERCISES IN LAST
                                         FISCAL YEAR AND FY-END OPTION VALUES
                                      ------------------------------------------

                                                         NUMBER OF SECURITIES
                                                             UNDERLYING                  VALUE OF UNEXERCISED
                        SHARES                          UNEXERCISED OPTIONS           IN THE MONEY OPTIONS
                       ACQUIRED         VALUE                 AT FY-END                        AT FY-END
                      ON EXERCISE     REALIZED         EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
       NAME               (#)            ($)                     (#)                             ($)(1)
------------------    -----------     --------         -------------------------       -------------------------

Robert M. Powell           -0-              -0-            -0-  /  -0-                        -0-  /  -0-
James B. Speed             -0-              -0-            -0-  /  -0-                        -0-  /  -0-
George R. Jacobs           -0-              -0-         32,000  /  96,000                  56,000  /  168,000
Jerry D. Orler             -0-              -0-         16,000  /  96,000                  28,000  /  168,000
Patrick N. Majors          -0-              -0-            -0-  /  27,000                     -0-  /  -0- (2)

(1) Market value of the Common Stock at December 31, 1996 less the option exercise price.
(2) The exercise price of Mr. Majors' options exceeded the market value of the Common Stock at December 31, 1996.

                         COMPARISON ON RETURN ON EQUITY

  The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in USA Truck Common Stock, the Dow Jones Equity Market Index and the Dow Jones Trucking Index on March 19, 1992, the effective date of the Company's initial public offering. The graph is based on an initial investment in USA Truck Common Stock at $7.13 per share, the closing sale price of the Common Stock on such date.

                  COMPARISON OF ANNUAL CUMULATIVE TOTAL RETURN

 Among USA Truck, Inc., Dow Jones Equity Market Index & Dow Jones Trucking Index

                                    [GRAPH]

DOLLARS
---------------------------------------- ------------ ----------- ------------ ------------ ------------ ------------
                                          03/19/92     12/31/92    12/31/93     12/31/94     12/31/95     12/31/96
---------------------------------------- ------------ ----------- ------------ ------------ ------------ ------------
[ ] USA TRUCK, INC.                          100         142          256          210          151          112
 o  DOW JONES EQUITY MARKET INDEX            100         109          120          121          168          207
[X] DOW JONES TRUCKING INDEX                 100          93           91           82           72           65
---------------------------------------- ------------ ----------- ------------ ------------ ------------ ------------

                           COMPENSATION OF DIRECTORS

    The Company pays each director who is not an employee of the Company a fee of $1,500 per quarter and reimburses all directors for reasonable expenses they may incur attending Board or committee meetings.

    On January 29, 1997, the Board of Directors adopted the 1997 Nonqualified Stock Option Plan for Nonemployee Directors of the Company (the "Directors' Plan"), which provides for the grant to directors, who are not officers or employees of the Company or its affiliates, of nontransferable, nonqualified options to purchase Common Stock. A maximum of 25,000 shares of Common Stock may be issued under the Director's Plan, which will terminate ten years after the date of its adoption unless sooner terminated by the Board. The Directors' Plan is administered by a Committee of two or more members of the Board, a majority of which may not be nonemployee directors. The Committee has discretion to interpret the Director's Plan and to determine the directors to whom options are granted, the date of grant of each option, the number of shares subject thereto and the nature of restrictions, if any, on such shares. The Committee determines the periods during which each option will be exercisable, provided that no option may vest less than six months or more than three years after grant or be exercisable more than five years after grant (or after certain earlier dates following termination of service). The per share exercise price of each option, which must be paid in cash, is also set by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of grant.

    On January 29, 1997, options were granted under the Directors' Plan to Jim
L. Hanna and Roland S. Boreham, Jr., the two nonemployee directors of the Company and the only persons eligible to participate in the plan. Each of such options covers 2,000 shares of Common Stock at an exercise price of $8.25 per share, which is equal to the market price of the Common Stock on the grant date. The exercise period of each such option will commence on January 29, 1998, and the expiration date of each option is January 29, 2000. No other options have been granted under the Directors' Plan.

    On January 29, 1997, the Board of Directors terminated a stock option plan that provided for the automatic grant of nonqualified options to nonemployee directors following their initial election to the Board of Directors. No options remain outstanding under such plan.

    Directors who are employees of the Company are eligible to be granted options under the Company's Employee Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee of the Board of Directors are James B. Speed (Chairman), Roland S. Boreham and Jim L. Hanna. James B. Speed is an executive officer of the Company. J. Gordon Watson was a member of the Compensation Committee until his resignation as an executive officer and director effective June 12, 1996. See "Election of Directors" and "Executive Officers".

                              INDEPENDENT AUDITOR

    Ernst & Young LLP has been the independent auditor for the Company since 1989 and has been appointed by the Company to serve as its independent auditor for the 1997 calendar year. A representative of Ernst & Young LLP is expected to be present at the 1997 Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

                              CERTAIN TRANSACTIONS

    The Company has adopted a policy of not making loans to or entering into leases, equipment purchase agreements or other contracts with officers, directors or affiliates of the Company unless a majority of the Board, and a majority of the disinterested directors, determine that the transaction is reasonable, in the best interest of the Company and on terms no less favorable than could be obtained from an unrelated third party.

                            SECTION 16(a) COMPLIANCE

    Based solely upon a review of the original and amended Forms 3 and 4 furnished to the Company during its last fiscal year and the Forms 5, or written representations that Forms 5 were not required, furnished to the Company with regard to its last fiscal year, the Company is not aware that any person subject to Section 16(a) of the Exchange Act with respect to the Company failed to file on a timely basis any reports required by such section.

                             STOCKHOLDER PROPOSALS

    The 1998 Annual Meeting of the Company is tentatively scheduled to be held during the last week of April 1998. The bylaws of the Company provide that to be considered for inclusion in the proxy material for an annual meeting, stockholder proposals, including proposals nominating persons for election to the Board of Directors of the Company, must be received at the Company's principal executive offices no later than 120 days prior to the date of the Company's proxy statement released to stockholders in connection with the Annual Meeting held in the preceding year. Accordingly, proposals submitted for inclusion in the proxy statement relating to the 1998 Annual Meeting must be received by the Company no later than December 5, 1997. Any such proposal must be set forth in a notice containing certain information specified in the bylaws. The bylaws also provide that, to be eligible to submit such a proposal, a stockholder must be the record or beneficial owner of at least 1% or $1,000 in market value of the shares of stock entitled to be voted at the Annual Meeting and must have held such shares for at least one year. If the date of the 1998 Annual Meeting is changed by more than 30 calendar days from the date contemplated by this paragraph, a stockholder proposal must be received by the Company a reasonable time before the proxy statement for such meeting is sent to stockholders to be considered for inclusion.

                                 OTHER MATTERS

    So far as now known, there is no business other than that described above to be presented to the stockholders for action at the 1997 Annual Meeting. Should other business come before the 1997 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

    STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

                                         By Order of the Board of Directors



                                         JERRY D. ORLER
                                         Secretary


April 4, 1997





    UPON WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE WRITTEN REQUEST SHOULD BE SENT TO JERRY D. ORLER, SECRETARY OF THE COMPANY, AT THE COMPANY'S EXECUTIVE OFFICES, 3108 INDUSTRIAL PARK ROAD, VAN BUREN, ARKANSAS 72956. THE WRITTEN REQUEST MUST STATE THAT AS OF MARCH 10, 1997 THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SHARES OF THE COMMON STOCK OF THE COMPANY.

                                USA TRUCK, INC.
              3108 INDUSTRIAL PARK ROAD, VAN BUREN, ARKANSAS 72956
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 7, 1997

     The undersigned stockholder(s) of USA TRUCK, INC. hereby appoint(s) JAMES
B. SPEED and ROBERT M. POWELL, and each or either of them, the true and lawful attorneys-in-fact and proxies for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Stockholders to be held on May 7, 1997, at 10:00 a.m., and at any adjournments thereof, for the transaction of the following business: Please mark boxes in blue or black ink.

Election of Three (3) Class II Directors for terms of office expiring at the 2000 Annual Meeting of Stockholders:
   [ ] FOR all nominees listed below (except as marked to the contrary below)
   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

Roland S. Boreham, Jr.     George R. Jacobs     Jerry D. Orler

NOTE: IF YOU DESIRE TO WITHHOLD AUTHORITY FOR ONE BUT NOT ALL OF THE ABOVE-NAMED NOMINEES, INDICATE YOUR DESIRE TO WITHHOLD AUTHORITY FOR SUCH NOMINEE BY DRAWING A LINE THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.








                                    (FRONT)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES FOR THE ELECTION OF THE ABOVE NOMINEES. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

               Please , date and return this proxy as soon as possible.

               Dated:                                           , 1997
                     ------------------------------------------


               ---------------------------------------------------------
                                  (Signature)


               ---------------------------------------------------------
                                  (Signature)

               (Please sign exactly as name(s) appear(s) at left. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)







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